      As filed with the Securities and Exchange Commission on July 13, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FASTNET CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

        Pennsylvania
(State or other jurisdiction of                          23-2767197
incorporation of organization)              (I.R.S. Employer Identification No.)

                         Two Courtney Place - Suite 130
                              3864 Courtney Street
                          Bethlehem, Pennsylvania 18017
                    (Address of Principal Executive Offices)

                        2001 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                Stephen A. Hurly
                      Chief Executive Officer and President
                               FASTNET Corporation
                         Two Courtney Place - Suite 130
                              3864 Courtney Street
                          Bethlehem, Pennsylvania 18017
                     (Name and Address of Agent for Service)

                                 (610) 266-6700
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                             RICHARD A. SILFEN, ESQ.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================== ======================= =======================
                                                    Proposed maximum         Proposed maximum
 Title of securities to   Number of` shares to     offering price per       aggregate offering          Amount of
     be registered          be registered (1)             share                   price            registration fee (2)
------------------------- ---------------------- ------------------------ ----------------------- -----------------------
     Common stock,           400,000 shares              $0.905                  $362,000                 $90.50
      no par value
========================= ====================== ======================== ======================= =======================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of any interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated in accordance with Rules 457(h) and 457(c) under the Act solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on July 6, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.
                  ----------------

                  The documents containing the information specified in this
Part I of Form S-8 (the 2001 Employee Stock Purchase Plan, registrant and employee benefit plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the United States Securities and Exchange Commission (the "Commission"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

ITEM 2.           COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
                  --------------------------------------------------------

                  Upon written or oral request, any of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the FASTNET Corporation 2001 Employee Stock Purchase Plan and its administrators are available without charge by contacting FASTNET Corporation, Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania, 18017, Attention: Stanley F. Bielicki, Chief Financial Officer.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.
                  ---------------------------------------

                  The following documents, as filed by FASTNET Corporation (the "Company") with the Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001.

         (b) The Company's Form 14A Definite Proxy Statement filed with the Commission on April 30, 2001, for the Company's June 22, 2001 Annual Meeting.

         (c) The description of the Common Stock of the Company contained in a Registration Statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on January 31, 2000, including any amendment or report filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           DESCRIPTION OF SECURITIES.
                  -------------------------

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  --------------------------------------

                  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  -----------------------------------------

                  Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

                  Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Bylaws limits the liability of any director of the Company as permitted by Section 1713 of the PBCL.

                  Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Bylaws provides indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

                  Article VII of the Bylaws provides indemnification for each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Company or in any other capacity on behalf of the Company while such person is or was serving as a director or officer of the Company, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement. Such indemnifiable liabilities include, but are not limited to, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liabilities, except: (i) where the indemnification is expressly prohibited by applicable law; (ii) where the conduct of such person seeking indemnification has been finally determined pursuant to arbitration under Section 7.06 of the Bylaws or otherwise: (a) to constitute willful misconduct or recklessness within the meaning of Section 1746 (b) of the PBCL or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (b) to be based upon or attributable to the receipt by such individual from the corporation of a personal benefit to which such person is not legally entitled; or (iii) to the extent the indemnification has been finally determined in a final adjudication pursuant to Section 7.06 of the Bylaws to be otherwise unlawful. In addition, the Company will not indemnify directors and officers for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims and affirmative defenses) or participated in as an intervenor or AMICUS CURIAE by the person seeking indemnification unless the initiation of or participation in the proceeding is authorized, either before or after its commencement by the affirmative vote of a majority of the directors in office (excluding expenses applicable to reimbursement of expenses incurred in successfully prosecuting or defending (i) an arbitration under Section 7.06 of the Bylaws or (ii) the rights of a person seeking indemnification granted under the Bylaws.)

                  Section 8.05 of the Bylaws also authorizes the Company to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner or arrangement as the Board of Directors deems appropriate its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to Article VII or otherwise. The Company maintains directors and officers insurance.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.
                  -----------------------------------

                  Not applicable.

ITEM 8.           EXHIBITS.
                  --------

                  The following is a list of exhibits filed as part of this Registration Statement.

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------

4.1                        Registrant's 2001 Employee Stock Purchase Plan(1)
5.1                        Opinion of Morgan, Lewis & Bockius LLP
23.1                       Consent of Arthur Andersen LLP
23.2 Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1)


ITEM 9.           UNDERTAKINGS.
                  ------------

     (a) Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

-----------------------

(1) Incorporated by reference to Appendix B to the Form 14A Definitive Proxy Statement filed with the Commission on April 30, 2001, for the Company's June 22, 2001 Annual Meeting.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, Commonwealth of Pennsylvania, on the 13th day of July, 2001.

                                       FASTNET CORPORATION


                                       By: /s/ Stephen A. Hurly
                                           -------------------------------------
                                           Stephen A. Hurly
                                           Chief Executive Officer and President

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                Title                                    Date

/s/ Stephen A. Hurly               Chief Executive Officer,                   July 13, 2001
------------------------------     President and Director
Stephen A. Hurly                   (Principal Executive Officer)

/s/ Stanley F. Bielicki            Chief Financial Officer                    July 13, 2001
------------------------------     (Principal Financial Officer)
Stanley F. Bielicki

/s/ Sonny C. Hunt                  Director                                   July 13, 2001
------------------------------
Sonny C. Hunt

/s/ Douglas L. Michels             Director                                   July 13, 2001
------------------------------
Douglas L. Michels

/s/ R. Barry Borden                Director                                   July 13, 2001
------------------------------
R. Barry Borden

/s/ David J. Farber                Director                                   July 13, 2001
------------------------------
David J. Farber

/s/ Alan S. Kessman                Director                                   July 13, 2001
------------------------------
Alan S. Kessman

/s/ David K. Van Allen             Director                                   July 13, 2001
------------------------------
David K. Van Allen

                               FASTNET CORPORATION

                                  EXHIBIT INDEX


     EXHIBIT NUMBER        DESCRIPTION
     --------------        -----------
           4.1             Registrant's 2001 Employee Stock Purchase Plan(1)
           5.1             Opinion of Morgan, Lewis & Bockius LLP
          23.1             Consent of Arthur Andersen LLP
          23.2             Consent of Morgan, Lewis & Bockius LLP (included
                           within Exhibit 5.1)









------------------------

(1) Incorporated by reference to Appendix B to the Form 14A Definitive Proxy Statement filed with the Commission on April 30, 2001, for the Company's June 22, 2001 Annual Meeting.